UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 12, 2009

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

850 Bear Tavern Road, Suite 201 Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)
(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 12, 2009, DOR BioPharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with five accredited investors (the “Investors”), pursuant to which the Company completed on January 20, 2009 a private placement to the Investors of 20,563,158 shares of the Company’s common stock at a purchase price of $0.114 per share and 20,563,158 warrants.  The warrants are exercisable at a price of $0.14 per share for a period of five years commencing on January 20, 2009.  The expiration date of the warrants is subject to acceleration if the closing sales price of the Company’s common stock attains certain per share values.

The net proceeds from the sale of the Company’s shares of common stock and warrants will be used for working capital and general corporate purposes.

The Company also entered into a Registration Rights Agreement dated January 12, 2009 with the Investors, pursuant to which the Company has agreed to register with the Securities and Exchange Commission the resale of the shares issued in the private placement and the shares of common stock issuable upon exercise of warrants.

The foregoing description of the Securities Purchase Agreement and the Registration Rights Agreement (collectively, the “Agreements”) and the form of warrant does not purport to be complete and is qualified in its entirety by reference to each Agreement and the form of warrant, attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

The Agreements are provided to give investors information regarding the Agreements’ respective terms.  They are not provided to give investors factual information about the Company or any other parties thereto.  In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 3.02                                Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

The Company’s private sale of securities to the Investors described in Item 1.01 was made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 promulgated thereunder.  The Company’s reliance on the exemption was based, in part, on the Investors’ representations that each of them is an “accredited investor” as defined in Rule 501(a) under the Act.

Item 9.01.                                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                           Title

10.1	Securities Purchase Agreement dated January 12, 2009 among the Company and the Investors.

10.2	Form of Common Stock Purchase Warrant.

10.3	Registration Rights Agreement dated January 12, 2009 among the Company and the Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DOR BIOPHARMA, INC.

January 21, 2009	by:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.                                           Title

10.1	Securities Purchase Agreement dated January 12, 2009 among the Company and the Investors.

10.2	Form of Common Stock Purchase Warrant.

10.3	Registration Rights Agreement dated January 12, 2009 among the Company and the Investors.